EXHIBIT 99.1

Qumu Reports Preliminary Second Quarter 2021 Financial Results and Updates 2021 Business Outlook

Company to Hold Conference Call Today, June 29th at 5:00 p.m. ET

MINNEAPOLIS – June 29, 2021 – Qumu Corporation (Nasdaq: QUMU), a leading provider of cloud-based enterprise video technology for organizations of all sizes, today announced select preliminary financial results for the second quarter ending June 30, 2021, which remain subject to customary quarterly review procedures. The Company also updated its financial guidance for the full year ending December 31, 2021.

Qumu executive management team will be hosting a conference call to discuss these results today (June 29, 2021) at 5:00 p.m. Eastern time.

U.S. Dial-In Number: +1 (833) 644-0679
International Dial-In Number: +1 (918) 922-6755

Investors can also access a webcast of the live conference call by linking through the investor relations section of the Qumu website at https://ir.qumu.com.

Preliminary Q2 2021 Financial Results
Based on preliminary unaudited results, the Company expects revenue for Q2 2021 to range between $5.7 million and $5.9 million. This compares to revenue of $9.3 million in Q2 2020 and $5.8 million in Q1 2021.

Subscription, maintenance, and support revenue for Q2 2021 is expected to range between $4.9 million and $5.1 million. This compares to subscription, maintenance, and support revenue of $4.7 million in Q2 2020 and $5.0 million in Q1 2021.

Subscription annual recurring revenue (ARR) is expected to range between $12.0 million and $12.2 million for Q2 2021, compared to $9.7 million in Q2 2020 and $11.9 million in Q1 2021.

Gross margin for Q2 2021 is expected to range between 72.5% and 73.5%. This compares to 68.5% in Q2 2020 and 73.1% in Q1 2021.

Net loss for Q2 2021 is expected to range between $(4.9) million and $(4.3) million as compared to net loss of $(692,000) in Q2 2020 and $(4.5) million in Q1 2021. Adjusted EBITDA loss, a non-GAAP measure, for Q2 2021 is expected to range between $(5.1) million and $(4.8) million. This compares to adjusted EBITDA of $809,000 in Q2 2020 and adjusted EBITDA loss of $(4.1) million in Q1 2021.

Complete financial results for Q2 2021 will be released in late July. The details of the conference call will be provided prior to the event.

Management Commentary on Q2 Financial Results
“Qumu is currently undergoing a significant business transformation as we continue to focus on developing our SaaS subscription business in connection with our strategic roadmap,” noted Qumu President and CEO, TJ Kennedy. “During the first half of the year, we have navigated through several challenges and experienced some key learnings that have helped us to refocus our approach and prompted us to implement key adjustments in our business planning for the second half of 2021.

“Specifically, our new SaaS sales team, including business development representatives and sales professionals, ramped more slowly than expected. At the beginning of 2021, our legacy salesforce was not directly aligned with our future, SaaS-based, value-driven sales process. Such a transition requires time to fully assess and enable the ramp of the sales resources to reach full productivity, which impacted our ability to grow revenue as fast as we would have liked in Q2 2021. Given the almost universal move to a remote work environment accelerated by the pandemic, we had estimated a quicker ramp in sales productivity than we recently experienced in selling to our enterprise customers. We currently believe that the time needed to fully ramp our sales team to reach our expected sales velocity is approximately 12 months from hiring due to the complexity of the sale, individual enablement, and procurement time cycles.”

“In addition, we had expected shorter sales cycles for both new logos and on-prem conversions as we transitioned more of the business to our cloud platform,” continued Kennedy. “However, the reality is these sales cycles lagged our initial estimates based, in part, on procurement time frames, uncertainty and lack of definitive decisions on when and if our customers’ workforce may return to the office, as well as our ability to then effectively communicate the full value of the Qumu Cloud Platform to both current on-premise customers and new SaaS prospects.

“Taken together, these transformation challenges have pushed our anticipated growth inflection point likely into early next year and impacted our ability to achieve the desired overall revenue growth for 2021. While we are seeing, and expect to continue to see, positive trends in the growth of subscription revenues, we believe our overall revenue will be flat or decrease modestly over the next several quarters as we work to gain full sales traction in building the recurring SaaS revenue stream. These temporary growing pains are part of transforming our business from on-premise services to a subscription-based mode. Qumu expects a slower ramp of overall revenue growth this year but we remain focused on maximizing subscription revenues, ensuring our enterprise customers achieve their cloud and digital transformation objectives, implementing product-led initiatives to deliver greater value to our customers, and building long-term shareholder value.

“In light of these challenges, we have appropriately pivoted to ensure the healthy, continued growth of our subscription-based business while still maintaining ardent support for our on-premise customers. Our key initiatives include:

•simplifying our selling motions with focused messaging and highlighting our key differentiators, including Qumu’s actionable insights into the delivery and consumption of enterprise video, scalability, security and best in class customer support;

•updating our pricing to better align with our value-based selling approach; and

•simplifying the packaging of our services offerings to focus on our customers’ key enterprise use cases.”

Dave Ristow, Qumu’s Chief Financial Officer, noted: “Our new go-to-market motions, targeting both large and medium enterprises are gaining traction. Our improved customer success efforts are deepening customer relationships and driving growth in our subscription annual recurring revenue (ARR) and continued on-prem to cloud conversions. During our business transformation, we will remain focused on delivering SaaS revenue growth. These efforts have had positive effects in growing our subscription business, with subscription annual recurring revenue up approximately 25% year-over-year for the first six months of 2021 as compared to the same period a year-ago, a trend we anticipate will continue through 2021.

Kennedy continued: “This growth in our SaaS business is a key milestone for Qumu. It demonstrates that our strategic roadmap is yielding results, and we remain committed to taking the necessary steps to continue to accelerate our subscription revenue growth as we fully ramp our sales teams.

“The growth in our SaaS business in the first half of 2021 was driven by on-premise conversions, new logo SaaS sales, and expansion sales within our enterprise customers. We will continue to drive our SaaS business through our direct sales team, our new customer success and account management organization, and our newly invigorated channel and partnership ecosystem, which will enable us to scale and accelerate the value we deliver to our customers.”

Ristow added: “Our proven and unique product offerings will enable us to capitalize on the ongoing proliferation of hybrid work and the growing need for daily video-enabled human engagement to drive business. Longer term, we remain confident that Qumu will emerge as a growth-oriented subscription-focused company operating at scale”

Kennedy concluded: “We are fully committed to all of our enterprise customers, whether they are leveraging current on-premise installations as employees return to the office, or utilizing our SaaS cloud platform for both highly distributed remote and hybrid work environments. We will continue to drive this transformation, working to grow our customer base and to deliver on generating long-term value to our shareholders and customers.”

Business Outlook
Qumu provides guidance based on current market conditions and expectations. The Company emphasizes that its guidance is subject to various important cautionary factors referenced in the section entitled "Forward-Looking Statements" below, including risks and uncertainties associated with the Company’s strategic roadmap and the COVID-19 pandemic, such as trends in distributed remote and hybrid work impacting enterprise technology adoption and procurement.

We are rightsizing our burn rate, slowed our hiring and made other cost-cutting measures to ensure adequate working capital that supports our longer transition to SaaS. We will monitor spending closely to ensure the long-term success of Qumu.

In order to provide better insight into the progress of Qumu’s SaaS business transformation, the Company is providing a business outlook based on the percentage of recurring revenue comprised of SaaS revenue. Qumu management currently anticipates SaaS recurring revenue to comprise approximately 60% of its overall recurring revenue mix by the end of 2022, with targeted growth to approximately 70% by the end of 2023.

This new business outlook approach supersedes Qumu’s revenue guidance for 2021 issued on April 29, 2021, which was withdrawn, effective today.

About Qumu
Qumu (Nasdaq: QUMU) is a leading provider of best-in-class tools to create, manage, secure, distribute and measure the success of live and on-demand video for the enterprise. The Qumu Cloud platform enables global organizations to drive human engagement, increase access to and insights from video use, and modernize the workplace by providing a more efficient and effective way to share knowledge.

Forward-Looking Statements
This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” or “estimate” or comparable terminology are intended to identify forward-looking statements. Forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements.

Such forward-looking statements include, for example, statements about: the expected use and adoption of video in the enterprise, the success of the implementation of the Company’s strategic roadmap, the impact of COVID-19 on the use and adoption of video in the enterprise, the Company’s future revenue, future revenue mix, and operating performance, cash balances, future product mix or the timing of recognition of revenue and the demand for the Company’s products or software. The risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include the risk factors described in the Company’s most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission.

The forward-looking statements in this press release speak only as of the date of this press release. Except as required by law, Qumu assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future, except as required by law.

Company Contact:
Dave Ristow
Chief Financial Officer
Qumu Corporation
Dave.Ristow@qumu.com
+1.612.638.9045

Investor Contact:
Matt Glover or Tom Colton

Gateway Investor Relations
QUMU@gatewayir.com
+1.949.574.3860

QUMU CORPORATION
Supplemental Financial Information

A reconciliation from net loss, a GAAP measure, to adjusted EBITDA, a non-GAAP measure, is as follows:

	Three Months Ended			Six Months Ended
	June 30, 2021 (unaudited) (estimated)		June 30, 2020 (unaudited)	June 30, 2021 (unaudited) (estimated)		June 30, 2020 (unaudited)
	Low End of Range	High End of Range	Actual	Low End of Range	High End of Range	Actual
Net loss	$(4,860)	$(4,260)	$(692)	$(9,310)	$(8,710)	$(3,364)
Interest expense, net	20	15	22	74	69	5
Income tax benefit	(75)	(95)	(54)	(165)	(185)	(104)
Depreciation and amortization expense	245	230	304	488	473	618
EBITDA	(4,670)	(4,110)	(420)	(8,913)	(8,353)	(2,845)
Increase (decrease) in fair value of derivative liability	—	—	(105)	(37)	(37)	(105)
Increase (decrease) in fair value of warrant liability	(1,050)	(1,250)	434	(1,407)	(1,607)	398
Other expense (income), net	20	(20)	37	(42)	(82)	197
Stock-based compensation expense	600	580	164	1,189	1,169	409
Transaction-related expenses	—	—	699	—	—	1,510
Adjusted EBITDA	$(5,100)	$(4,800)	$809	$(9,210)	$(8,910)	$(436)